Exhibit (24)

WACHOVIA CORPORATION

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of WACHOVIA CORPORATION (the “Corporation”) hereby constitute and appoint Mark C. Treanor and Ross E. Jeffries, Jr., and each of them severally, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact, and in any one of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation, one or more Registration Statements or any necessary or appropriate amendments or supplements to any previously filed Registration Statements to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of deferred compensation obligations of the Corporation under the Wachovia Corporation Special Deferral Plan for Select Employees and the Wachovia Corporation Special Award Plan, and any other securities of the Corporation or interests therein that are required to be so registered with respect to such Plans, and to sign any and all amendments to such Registration Statements.

Signature	Capacity

/s/ G. KENNEDY THOMPSON G. KENNEDY THOMPSON	Chairman, President, Chief Executive Officer and Director

/s/ THOMAS J. WURTZ THOMAS J. WURTZ	Senior Executive Vice President and Chief Financial Officer

/s/ PETER M. CARLSON PETER M. CARLSON	Senior Vice President and Controller (Principal Accounting Officer)

/s/ JOHN D. BAKER, II JOHN D. BAKER, II	Director

/s/ ROBERT J. BROWN ROBERT J. BROWN	Director

/s/ PETER C. BROWNING PETER C. BROWNING	Director

/s/ JOHN T. CASTEEN, III JOHN T. CASTEEN, III	Director

/s/ JEROME A. GITT JEROME A. GITT	Director

/s/ WILLIAM H. GOODWIN, JR. WILLIAM H. GOODWIN, JR.	Director

/s/ MARYELLEN C. HERRINGER MARYELLEN C. HERRINGER	Director

/s/ ROBERT A. INGRAM ROBERT A. INGRAM	Director

/s/ DONALD M. JAMES DONALD M. JAMES	Director

/s/ MACKEY J. MCDONALD MACKEY J. MCDONALD	Director

/s/ JOSEPH NEUBAUER JOSEPH NEUBAUER	Director

/s/ TIMOTHY D. PROCTOR TIMOTHY D. PROCTOR	Director

/s/ ERNEST S. RADY ERNEST S. RADY	Director

/s/ VAN L. RICHEY VAN L. RICHEY	Director

/s/ RUTH G. SHAW RUTH G. SHAW	Director

/s/ LANTY L. SMITH LANTY L. SMITH	Director

/s/ JOHN C. WHITAKER, JR. JOHN C. WHITAKER, JR.	Director

/s/ DONA DAVIS YOUNG DONA DAVIS YOUNG	Director

Dated: December 19, 2006

Charlotte, North Carolina